EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 153 to Registration Statement No. 02-90946 on Form N-1A of our reports as dated in the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed in the attached Schedule A, each a series of Eaton Vance Mutual Funds Trust, appearing in the Annual Reports on Form N-CSR of Eaton Vance Mutual Funds Trust for the year ended October 31, 2009, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts February 25, 2010

SCHEDULE A

Report Date	Funds

December 14, 2009	Eaton Vance Tax-Managed Mid-Cap Core Fund

December 15, 2009	Eaton Vance Tax-Managed Small-Cap Fund

December 16, 2009	Eaton Vance International Equity Fund
December 16, 2009	Eaton Vance Tax-Managed International Equity Fund
December 16, 2009	Eaton Vance Tax-Managed Multi-Cap Growth Fund

December 17, 2009	Eaton Vance Large-Cap Core Research Fund
December 17, 2009	Eaton Vance U.S. Government Money Market Fund (formerly Eaton Vance Cash Management Fund)
December 17, 2009	Eaton Vance Tax-Managed Small-Cap Value Fund

December 18, 2009	Eaton Vance Dividend Income Fund
December 18, 2009	Eaton Vance Tax-Managed Dividend Income Fund
December 18, 2009	Eaton Vance Tax-Managed Value Fund

December 21, 2009	Eaton Vance Structured Emerging Markets Fund
December 21, 2009	Eaton Vance Government Obligations Fund

December 22, 2009	Eaton Vance Tax-Managed Equity Asset Allocation Fund

December 23, 2009	Eaton Vance High Income Opportunities Fund
December 23, 2009	Eaton Vance Emerging Markets Local Income Fund
December 23, 2009	Eaton Vance Global Macro Absolute Return Fund (formerly Eaton Vance Global Macro Fund)

December 28, 2009	Eaton Vance Low Duration Fund
December 28, 2009	Eaton Vance Floating-Rate Fund
December 28, 2009	Eaton Vance Floating-Rate & High Income Fund
December 28, 2009	Eaton Vance Floating-Rate Advantage Fund
December 28, 2009	Eaton Vance International Income Fund
December 28, 2009	Eaton Vance Diversified Income Fund

December 30, 2009	Eaton Vance Strategic Income Fund